SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement and Equity Award Agreements for New CEO

On December 19, 2011, Charter Communications, Inc. (the “Company”) entered into an Employment Agreement with Thomas Rutledge pursuant to which Mr. Rutledge will become the President and Chief Executive Officer of the Company effective February 13, 2012 (the “CEO Effective Date”) and a part-time employee effective December 19, 2011 (the “Employment Agreement”).  The Employment Agreement is attached to this Report on Form 8-K as Exhibit 10.1.  The following summarizes the material terms of the Employment Agreement:

•
Term:  four years, expiring February 13, 2016, with Mr. Rutledge entitled to resign for “Good Reason” (as defined in the Employment Agreement) if the Company does not renew the term on substantially similar terms and conditions (excluding the grant of equity or equity-based awards) for a one-year period after the end of the initial four-year term

•	Base Salary: $2.0 million, with annual increases as determined by the Compensation Committee of the board of directors of the Company
•	Target Bonus: 175% of base salary for each calendar year that ends during the term, with a prorated bonus for 2012 to the extent earned based on the attainment of the applicable performance criteria
•
Equity Compensation: Equity awards for a total of 1,258,500 shares of common stock of the Company granted on December 19, 2011 under the Company’s Amended and Restated 2009 Stock Incentive Plan in the form of (i) 646,800 stock options and (ii) 611,700 shares of restricted stock (together, the “Equity Awards”), with terms and conditions described below

•
Benefits:  Standard benefits provided to the Company’s senior executives in accordance with Company plans in effect from time to time; the Company must reimburse Mr. Rutledge for all reasonable travel expenses incurred in connection with his travel to the Company’s corporate offices, and Mr. Rutledge is entitled to use the Company jet for such travel and for up to 50 hours of discretionary personal use per calendar year (without carryover)

•	Termination Benefits:
o
Upon a termination of employment without “Cause” (as defined in the Employment Agreement) or a resignation for Good Reason, Mr. Rutledge is entitled to: (i) cash severance in installments for approximately two-years after the termination of his employment in an aggregate amount equal to 2.5 times his then-current base salary plus target bonus (such severance is paid in a lump sum if a change of control of the Company occurs or is deemed to occur after such termination of employment); (ii) a lump-sum payment equal to 30 times the Company’s monthly cost of continued healthcare coverage for Mr. Rutledge under COBRA as of the date of the termination of his employment; (iii) an amount in respect of the bonus granted to him for the year in which the termination of his employment occurs, prorated for his service and payable at the time bonuses are otherwise paid to executives (“Pro-Rata Bonus”); (iv) pro-rata vesting of his time-vesting Equity Awards (according to the terms and conditions of the award agreements); and (v) continue to hold a pro-rata share of his then-unvested performance-vesting Equity Awards, which shall continue to be eligible to vest subject to the attainment of the applicable performance criteria

o	Upon a termination for death or disability, Mr. Rutledge is entitled to a Pro-Rata Bonus, and his then-unvested Equity Awards are forfeited
•
Change of Control:  Upon a termination of Mr. Rutledge’s employment without Cause or a resignation for Good Reason in either case within 30 days before or twelve months after a change of control of the Company, Mr. Rutledge’s then-unvested time-vesting Equity Awards vest in full; upon a change of control, Mr. Rutledge’s then-unvested performance-vesting Equity Awards vest to the extent the applicable performance criteria are attained upon the change of control

•
Non-Compete / Non-Solicitation Restrictive Covenants: Mr. Rutledge is subject to a twelve-month non-compete and 24-month nonsolicitation and non-hire restrictive covenants upon a termination of his employment for any reason (excluding death)

The various equity award agreements are filed with this Report on Form 8-K as Exhibits 10.2, 10.3, 10.4 and 10.5.  The following summarizes the terms of the Equity Awards granted to Mr. Rutledge on December 19, 2011:

•
Form of Securities:  Equity awards for a total of 1,258,500 shares of common stock of the Company granted under the Company’s Amended and Restated 2009 Stock Incentive Plan in the form of (i) 646,800 stock options and (ii) 611,700 shares of restricted stock

•
Date of Grant  / Stock Option Exercise Price:  All Equity Awards were granted upon the execution of the Employment Agreement on December 19, 2011 with an exercise price for each stock option equal to the “fair market value” of a share of common stock of the Company on the date of grant within the meaning of the Company’s Amended and Restated 2009 Stock Incentive Plan (i.e., the average of the high and low sales prices of a share of common stock of the Company on the Nasdaq on December 19, 2011)

•	Equity Award Tranches:
o
Time–Vesting Equity Awards: 200,000 stock options (with a 10-year term) and 305,000 shares of restricted stock, each which grant vests in 25% installments on each of the first four anniversaries of the CEO Effective Date, subject to the termination provisions described in more detail below

o	Performance-Vesting Equity Awards: 446,800 stock options, with:
▪	75,000 stock options subject to the attainment of a $60 per-share hurdle (with a 10-year term),
▪	75,000 stock options subject to the attainment of a $80 per-share hurdle (with 10-year term),
▪	75,000 stock options subject to the attainment of a $100 per-share hurdle (with a 10-year term),
▪	110,900 stock options subject to the attainment of a $125 per-share hurdle (with a 4-year term), and
▪	110,900 stock options subject to the attainment of a $150 per-share hurdle (with a 4-year term); and
306,700 shares of restricted stock, with 102,233 shares subject to the attainment of a $60 per-share hurdle, 102,233 shares subject to the attainment of a $80 per-share hurdle, and 102,233 shares subject to the attainment of a $100 per-share hurdle (and each with a ten-year term).
•
Vesting for Performance-Vesting Equity Awards:  Vesting based on the attainment of the applicable per-share hurdles (set forth above) based on a 60-day average trading price to determine if the applicable per-share hurdle has been achieved (and subject to the termination provisions described in more detail below), with: (i) 25% first eligible to vest on the twelve-month anniversary of the date of grant; (ii) 25% first eligible to vest on the 24-month anniversary of the date of grant; (iii) 25% first eligible to vest on the 36-month anniversary of the date of grant; and (iv) 25% first eligible to vest on the 48-month anniversary of the date of grant.  In each case, the 60-trading day period commences 60 trading days prior to the applicable anniversary of the date of grant.

•	Change of Control:
o
Time-Vesting Equity Awards: all then-unvested time-vesting Equity Awards vest in full upon a termination without Cause or a resignation for Good Reason in each case within 30 days before or twelve months after a change of control of the Company

o
Performance-Vesting Equity Awards: Upon a change of control of the Company, all then-unvested performance-vesting Equity Awards vest to the extent the applicable performance criteria are attained upon the change of control

•	Termination Provisions:
o	Voluntary Resignation (including Retirement), Termination for Cause, Death or Disability: Unvested time- and performance-vesting Equity Awards are forfeited in their entirety
o
Termination without Cause or Resignation for Good Reason: (i) then-unvested time-vesting Equity Awards vest pro-rata (according to the terms and conditions of the award agreements); and (ii) a portion of the then-unvested performance-vesting Equity Awards (equal to the portion of the time-vesting Equity Awards that vests upon such termination or resignation) continues to be eligible to vest subject to the attainment of the applicable performance criteria

•
Prohibited Company Departure:  Mr. Rutledge forfeits all vested and unvested Equity Awards if he voluntarily resigns from the Company (without Good Reason) and assumes a Chairman, CEO or President role at another top-four, multi-system operator before the 18-month anniversary of the CEO Effective Date

•	Post-Termination Option Exercise Period:
o	Termination for any Reason Other than Cause: Mr. Rutledge may exercise vested stock options for six months following any such termination; for unvested performance-vesting stock options that remain eligible to vest after his termination, Mr. Rutledge may exercise such options for six months following the date, if any, upon which such options vest;

o	Cause: None

Mr. Rutledge, 58, joins Charter from Cablevision, where he has served as Chief Operating Officer since 2004. A 34-year cable industry veteran, Mr. Rutledge previously served as president of Time Warner Cable.  He began his career in 1977 at American Television and Communications (ATC), a predecessor company of Time Warner Cable.  Mr. Rutledge currently serves on the board of the National Cable and Telecommunications Association (NCTA). He served as Chairman of the NCTA from 2008-2010, and currently serves on the boards of CableLabs, C-SPAN and the CTAM Educational Foundation. In 2011, he received NCTA's Vanguard Award for Distinguished Leadership, the cable industry's highest honor. He is a member of the Cable Hall of Fame and was inducted into the Broadcasting and Cable Hall of Fame in 2011. He received a B.A. in economics from California University in California, Pennsylvania in 1977.

ITEM 8.01. OTHER EVENTS.

The press release announcing Mr. Rutledge as Charter’s President and Chief Executive Officer is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Employment Agreement dated as of December 19, 2011, by and between Charter Communications, Inc. and Thomas Rutledge.*
10.2	Time-Vesting Stock Option Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.3	Performance-Vesting Restricted Stock Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.4	Performance-Vesting Stock Option Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.5	Time-Vesting Restricted Stock Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
99.1	Press release announcing the appointment of Thomas Rutledge as Charter’s President and Chief Executive Officer dated December 19, 2011.*

___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   CHARTER COMMUNICATIONS, INC.
                                                    Registrant

Dated: December 19, 2011

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of December 19, 2011, by and between Charter Communications, Inc. and Thomas Rutledge.*
10.2	Time-Vesting Stock Option Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.3	Performance-Vesting Restricted Stock Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.4	Performance-Vesting Stock Option Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
10.5	Time-Vesting Restricted Stock Agreement dated as of December 19, 2011 by and between Charter Communications, Inc. and Thomas Rutledge.*
99.1	Press release announcing the appointment of Thomas Rutledge as Charter’s President and Chief Executive Officer dated December 19, 2011.*

___________

* filed herewith